Exhibit 99.B(j)(1)

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON  FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,
HONG KONG, LONDON, LOS ANGELES,
NEW YORK, NORTHERN VIRGINIA,
PALO ALTO, SACRAMENTO, SAN DIEGO,
SAN FRANCISCO, SHANGHAI, SINGAPORE,
TOKYO, WASHINGTON, D.C.

July 11, 2017

Victory Portfolios
4900 Tiedeman Road, 4th Floor
Brooklyn, Ohio 44144

Re:	Victory Portfolios
Post-Effective Amendment No. 154
File No. 033-08982; ICA No. 811-04852

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 154 to Registration Statement No. 033-08982.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP